Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement, as amended (Form S-8 333-107766), pertaining to securities offered under the 2002 Employee Stock Option Plan of Siliconware Precision Industries Co., Ltd. of our report dated June 13, 2007, with respect to the consolidated financial statements of Siliconware Precision Industries Co., Ltd. and its subsidiaries included in the Annual Report (Form 20-F) for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers
Taichung, Taiwan
Republic of China

June 18, 2007